POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that Eileen Kamerick whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Richard F. Sennett and George P. Hoyt with full power to act without the other, as her agent and attorney-in-fact for the purpose of executing in her name, in her capacity as a Director of ClearBridge Energy MLP Fund Inc. (the “Fund”), a post-effective amendment to a registration statement on Form N-2 (File Nos. 333-178695 and 811-22405) relating to shares of the Fund’s common stock and any and all amendments or supplements thereto (including post-effective amendments thereto and prospectus supplements), and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (the “Securities Act”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 25th day of February, 2013.

/s/ Eileen A. Kamerick	Director
Eileen A. Kamerick